UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: June 1, 2005
(Date of earliest event reported)

LAIDLAW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-13109 (Commission File Number)	98-0390488 (IRS Employer Identification No.)

55 Shuman Boulevard, Suite 400
Naperville, Illinois 60563
(Address of principal executive offices, including zip code)

(630) 848-3000
(Registrant’s telephone number, including area code)

     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Offer to Purchase and Consent Solicitation Statement
Press Release
Press Release

Item 7.01 Regulation FD Disclosure

On June 1, 2005, Laidlaw International, Inc. (the “Company”) issued a press release announcing a comprehensive plan to recapitalize its balance sheet. The plan includes:

•	Commencement of a cash tender offer for all of the Company’s outstanding 10 3/4% senior notes due 2011 (the Offer to Purchase and Consent Solicitation Statement is furnished as part of this current report on Form 8-K as Exhibit 20.1 and is incorporated by reference);

•	Redemption of $150 million Greyhound Lines, Inc. $150 million senior notes due 2007 and approximately $5 million Greyhound Lines, Inc. 8 1/2% convertible debentures due 2007; and

•	Replacement of the Company’s current revolving credit facility with a new $600 million senior credit facility.

Copies of the press releases are furnished as a part of this current report on Form 8-K as Exhibit 99.1 and Exhibit 99.2. and are incorporated herein in their entirety by reference.

Item 9.01 Financial Statements and Exhibits

(c)     Exhibits

22.1	Offer to Purchase and Consent Solicitation Statement

99.1	Press Release dated June 1, 2005, entitled “Laidlaw International Transforms Balance Sheet”

99.2	Press Release dated June 1, 2005, entitled “Laidlaw International Announces Cash Tender Offer and Consent Solicitation for All Outstanding 10.75% Senior Notes Due 2011”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2005

LAIDLAW INTERNATIONAL, INC.
By:	/s/ Jeffrey W. Sanders
	Name:	Jeffrey W. Sanders
	Title:	Vice President, Corporate Development and Controller

Exhibit Index

Exhibit No.	Description
22.1	Offer to Purchase and Consent Solicitation Statement

99.1	Press Release dated June 1, 2005, entitled “Laidlaw International Transforms Balance Sheet”

99.2	Press Release dated June 1, 2005, entitled “Laidlaw International Announces Cash Tender Offer and Consent Solicitation for All Outstanding 10.75% Senior Notes Due 2011”